UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2008

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that C. William Maher shall step down from his role as Chief Financial Officer of the Company, effective September 2, 2008.

The Company has appointed Robert Moore as Managing Director and Chief Financial Officer of the Company, effective September 2, 2008.  Mr. Moore, 46, most recently served as chief executive officer and chief financial officer of ABN AMRO North America and LaSalle Bank Corporation.  Prior to this role, Mr. Moore served in a number of finance management positions with Diageo PLC, culminating in the role of chief financial officer of the company’s European operations.

Mr. Moore holds a Bachelor of Business Administration in finance from the University of Texas, a Master of Management from Northwestern University and has attended the Harvard Business School Executive Management Program.  He is also a Chartered Financial Analyst.

At the time of the filing of this report, the Company has not entered into any material plan, contract or arrangement to which Mr. Moore is a party or in which he participates, or any material amendment, in connection with the appointment described above.

A press release announcing the appointment of Mr. Moore as Managing Director and Chief Financial Officer as described above is attached hereto as Exhibit 99.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

99.1         Press release announcing management change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ Stephanie L. Brown
		Name:	Stephanie L. Brown
		Title:	Secretary

Dated: August 14, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing management change.